UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2017
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	000-31659	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Current Report on Form 8-K filed by Inseego Corp. (the “Company”) with the Securities and Exchange Commission on May 10, 2017, Michael Newman resigned from all positions he held with the Company and its subsidiaries, effective May 15, 2017, and agreed to provide consulting services to the Company on an interim basis, and Tom Allen was appointed as the Company’s Chief Financial Officer, effective May 16, 2017, to serve in such capacity on an interim basis until a new Chief Financial Officer is appointed to replace him. At the time of such filing, neither the terms of Mr. Newman’s consulting arrangement nor the terms of Mr. Allen’s compensation as Chief Financial Officer had been determined. This Current Report on Form 8-K/A amends the Company’s Form 8-K filed on May 10, 2017 to include information regarding the terms of Mr. Newman’s consulting arrangement and Mr. Allen’s compensation.

As the Company’s Chief Financial Officer, Mr. Allen will receive a semi-monthly cash salary of $15,275 and a grant of 63,636 restricted stock units (“RSUs”) fully vesting on August 16, 2017 for his services. He will be paid additional amounts at the rate of $235 per hour for any hours he works over 40 hours per week. The vesting of Mr. Allen’s RSUs will accelerate in the event he is terminated by the Company without cause. The Company is required to provide a 30-day written notice to Mr. Allen in order to terminate his employment other than for cause. Mr. Allen has also entered into the Company’s standard indemnification agreement for directors and officers. The foregoing description of Mr. Allen’s employment offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of his employment offer letter, a copy of which is filed as an exhibit to this Current Report on Form 8-K/A and is incorporated herein by reference.

To assist the Company with its transition to a new Chief Financial Officer, Mr. Newman has agreed to provide consulting services to the Company for a period of three months, as requested by the Company, pursuant to the terms of a consulting agreement effective as of May 16, 2017. Mr. Newman will not be paid for such services and, because Mr. Newman’s resignation was voluntary, he is not entitled to any severance compensation or additional vesting of equity awards under his agreements with the Company. The foregoing description of Mr. Newman’s consulting agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of his consulting agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
10.1    Employment Offer Letter between the Company and Tom Allen, dated May 16, 2017.
10.2    Consulting Agreement between the Company and Michael Newman, effective as of May 16, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President, General Counsel and Secretary

Date: May 22, 2017